Exhibit 99.1

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Delta Reports Financial and Operating Performance for September 2012

ATLANTA, Oct. 2, 2012 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for September 2012.

Delta continued to have solid revenue performance, with September month unit revenues up 0.5% year-over-year against a very strong performance in September 2011.  This result is lower than previous guidance due to slightly lower walk-up traffic as well as incremental capacity due to strong completion factors and charter flying. Forward bookings remain solid for the fourth quarter; based on current demand trends, Delta expects a year over year improvement for October 2012 unit revenues in the low single digits.

For September, Delta’s system traffic fell 1.1 percent on 0.6 percent lower capacity, which resulted in a 0.4 point decline in load factor.

Delta’s adjusted fuel price per gallon was $3.09 for the month, bringing the September quarter fuel price per gallon to $3.15.

Delta continued to have exceptional operational performance in September, with a 99.8 percent completion factor and an on-time performance rate of 89.4 percent.

The company’s financial and operational performance is detailed below. Additional guidance on Delta’s September quarter 2012 financial performance can be found on the company’s investor update, furnished as an exhibit to a Form 8-K filed today.

Preliminary Financial and Operational Results September 2012
Consolidated PRASM change year over year	0.5%
Consolidated average fuel price, adjusted	$3.09
On-time performance (preliminary DOT A14)	89.4%
Mainline completion factor	99.8%

Note: Fuel price includes taxes, transportation, settled hedges, and hedge premiums, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta was named domestic “Airline of the Year” by the readers of Travel Weekly magazine, was named the “Top Tech-Friendly U.S. Airline” by PCWorld magazine for its innovation in technology, won the Business Travel News Annual Airline Survey and was the recipient of 12 Executive Travel Magazine Leading Edge Awards for U.S. airlines. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 320 destinations in 60 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $3 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of October 2, 2012, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Sept 2012	Sept 2011	Change		Sept 2012	Sept 2011	Change

RPMs (000):
Domestic	8,990,497	9,381,017	(4.2%)		87,179,702	87,317,813	(0.2%)
Delta Mainline	7,221,091	7,368,599	(2.0%)		69,364,494	68,929,876	0.6%
Regional	1,769,406	2,012,418	(12.1%)		17,815,208	18,387,937	(3.1%)
International	6,798,432	6,579,964	3.3%		60,507,945	60,474,451	0.1%
Latin America	943,023	821,661	14.8%		10,548,754	10,188,210	3.5%
Delta Mainline	931,633	807,808	15.3%		10,423,692	10,030,800	3.9%
Regional	11,391	13,853	(17.8%)		125,061	157,410	(20.6%)
Atlantic	3,725,045	3,735,041	(0.3%)		31,226,139	32,464,669	(3.8%)
Pacific	2,130,364	2,023,262	5.3%		18,733,053	17,821,572	5.1%
Total System	15,788,929	15,960,981	(1.1%)		147,687,647	147,792,264	(0.1%)

ASMs (000):
Domestic	11,163,741	11,307,458	(1.3%)		103,364,856	104,842,512	(1.4%)
Delta Mainline	8,881,078	8,759,512	1.4%		80,914,586	81,420,424	(0.6%)
Regional	2,282,662	2,547,946	(10.4%)		22,450,270	23,422,088	(4.1%)
International	7,810,079	7,786,837	0.3%		72,694,822	74,779,177	(2.8%)
Latin America	1,140,661	1,065,824	7.0%		12,967,582	12,898,207	0.5%
Delta Mainline	1,123,851	1,042,054	7.8%		12,781,419	12,665,626	0.9%
Regional	16,810	23,770	(29.3%)		186,163	232,581	(20.0%)
Atlantic	4,142,203	4,247,976	(2.5%)		37,150,049	39,914,887	(6.9%)
Pacific	2,527,216	2,473,037	2.2%		22,577,192	21,966,083	2.8%
Total System	18,973,820	19,094,295	(0.6%)		176,059,678	179,621,689	(2.0%)

Load Factor:
Domestic	80.5%	83.0%	(2.5)	pts	84.3%	83.3%	1.0	pts
Delta Mainline	81.3%	84.1%	(2.8)	pts	85.7%	84.7%	1.0	pts
Regional	77.5%	79.0%	(1.5)	pts	79.4%	78.5%	0.9	pts
International	87.0%	84.5%	2.5	pts	83.2%	80.9%	2.3	pts
Latin America	82.7%	77.1%	5.6	pts	81.3%	79.0%	2.3	pts
Delta Mainline	82.9%	77.5%	5.4	pts	81.6%	79.2%	2.4	pts
Regional	67.8%	58.3%	9.5	pts	67.2%	67.7%	(0.5)	pts
Atlantic	89.9%	87.9%	2.0	pts	84.1%	81.3%	2.8	pts
Pacific	84.3%	81.8%	2.5	pts	83.0%	81.1%	1.9	pts
Total System	83.2%	83.6%	(0.4)	pts	83.9%	82.3%	1.6	pts

Mainline Completion Factor	99.8%	99.6%	0.2	pts

Passengers Boarded	13,120,510	13,378,192	(1.9%)		125,042,656	124,397,845	0.5%

Cargo Ton Miles (000):	201,698	195,520	3.2%		1,791,035	1,772,309	1.1%

Endnote:

a Results include flights operated under contract carrier arrangements.

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Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

September 2012

Delta sometimes uses information that is derived from its Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM Adjustments"). We exclude MTM adjustments, which are based on market prices at the end of the reporting period and certain assumptions, as they are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period.

September 2012 (preliminary)
Average price per fuel gallon including fuel expense incurred under contract carrier arrangements	$3.14
MTM Adjustments	(0.05)
Average price per fuel gallon, adjusted	$3.09

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